                                                                   EXHIBIT 10.14

                                    SUBLEASE


     THIS SUBLEASE ("Sublease") is made as of September 1, 1997 (the "Effective Date"), by and between THERMO INSTRUMENT SYSTEMS INC., a Delaware corporation ("Sublandlord"), and THERMO VISION CORPORATION, a Delaware corporation ("Subtenant").

                              W I T N E S S E T H:

     WHEREAS, pursuant to the terms of that certain Lease dated February 1, 1996 (as the same may have been amended, the "Master Lease"), by and between MGI 8 Forge Park, Inc. ("Master Landlord"), successor-in-interest to Prudential Realty Acquisition Fund II Limited Partnership, and Sublandlord, Master Landlord currently leases to Sublandlord the approximately eight (8) acre parcel of land shown on EXHIBIT A to the Master Lease (the "Lot") and the one story building containing 100,000 net square feet constructed thereon (the "Building"), known and numbered as 8 Forge Park, Franklin, Massachusetts (the "Master Premises"); and

     WHEREAS, Sublandlord desires to sublease to Subtenant a portion of the Building consisting of approximately 40,410 net square feet of floor area (the "Sublease Premises"), as more particularly shown on EXHIBIT A attached hereto and incorporated herein by this reference;

     NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. DEMISE OF SUBLEASE PREMISES. Sublandlord hereby subleases to Subtenant the Sublease Premises, upon the terms and subject to the conditions hereinafter set forth or incorporated herein by reference. Subtenant shall have, as appurtenant to the Sublease Premises, the non-exclusive right to use the streets, drainage and utilities now or hereafter constructed within the 340 acre parcel known as Forge Park, Franklin, Massachusetts, to the same extent and in the same manner as Sublandlord is allowed to do so under Section 2.1 of the Master Lease.

     2. TERM. The term of this Sublease shall be for a period commencing on the Effective Date set forth above and continuing through and including January 31, 2006 (the "Term").


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



     3. ANNUAL FIXED RENT. Subtenant shall pay to Sublandlord, in lawful money of the United States, without any set-off or deduction whatsoever, annual fixed rent (the "Annual Fixed Rent") at the following rates:

                             Annual Fixed
                             Rent Rate                Monthly
     Period                  (per square foot)        Installment
     ------                  -----------------        -----------

     9/1/97 - 1/31/98        $5.00                    $16,837.50
     2/1/98 - 1/31/99        $5.25                    $17,679.38
     2/1/99 - 1/31/00        $5.50                    $18,521.25
     2/1/00 - 1/31/01        $5.75                    $19,363.13
     2/1/01 - 1/31/02        $5.90                    $19,868.25

The Annual Fixed Rent shall be payable in twelve (12) equal monthly installments in advance on the first day of each calendar month during the Term hereof. In the event that the Term expires, or this Sublease is otherwise terminated in accordance with its terms, on a date other than the last day of a calendar month, the final monthly installment of Annual Fixed Rent shall be pro rated accordingly on a per diem basis. All payments of Annual Fixed Rent, additional rent and other charges under this Sublease shall be made to Sublandlord at its address set forth in Section 20 below, or at such other address or addresses as Sublandlord may from time to time designate. Annual Fixed Rent and any other sums due hereunder not paid by the due date shall bear interest and be subject to late payment fees, all in accordance with the provisions of Section 7.7 of the Master Lease.

     4.   ADDITIONAL RENT.

          4.1 Subtenant shall pay to Sublandlord, as additional rent, Subtenant's Pro Rata Share (as hereinafter defined) of all Additional Rent payable by Sublandlord under Article IV of the Master Lease, except for (i) utility charges, which shall be payable in accordance with the provisions of
Section 4.3 below, and (ii) insurance premiums, which shall be payable in accordance with the provisions of Section 4.4 below. For purposes of this Sublease, Subtenant's Pro Rata Share shall be a percentage equal to the ratio of the total net square footage of the Sublease Premises to the total net square footage of the Building.

          4.2 If Sublandlord shall obtain any abatement, refund or rebate in real estate taxes or assessments theretofore paid by Subtenant under this Sublease, Sublandlord shall promptly forward to Subtenant Subtenant's Pro Rata Share of the same, less Subtenant's Pro Rata Share of the cost incurred by Sublandlord, if any, in obtaining the same.

          4.3 Subtenant shall pay to Sublandlord an amount equal to seventy percent (70%) of all charges for water, sewer, gas, electricity and other utilities and services used or consumed in the 70,000 square foot area of the Building occupied by Sublandlord, Subtenant and Thermo Optek Corporation. Notwithstanding the foregoing, Subtenant agrees to pay directly to the supplier thereof all charges for telephone services used by Subtenant.


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

          4.4 Subtenant further agrees to pay to Sublandlord, as additional rent, Subtenant's Pro Rata Share of the cost incurred by Sublandlord in maintaining the all risk property insurance coverage on the Building as required by Section 4.4.2.1(c) of the Master Lease.

          4.5 Payment of all additional rent under this Article 4 shall be made by Subtenant to Sublandlord within thirty-five (35) days after demand therefor.

     5.   INSURANCE.

          5.1 Subtenant shall take out and maintain throughout the Term the following insurance:

               5.1.1 Comprehensive general liability insurance insuring against claims and demands for any injury to person or damage to property which may be claimed to have occurred on the Sublease Premises or on the sidewalk or ways adjoining the Building, in amounts which shall be at least equal to the limits required to be maintained by Sublandlord with respect to its comprehensive liability insurance under Section 4.4.2.1(a) of the Master Lease. Such insurance shall name Sublandlord and Master Landlord as additional insureds (except to the extent of the negligence or willful misconduct of Sublandlord or Master Landlord, as the case may be, and their respective agents, employees, representatives or contractors).

               5.1.2 Worker's compensation insurance with statutory limits covering all of Subtenant's employees working on the Sublease Premises.

          5.2  All policies for insurance required under the provisions of
Section 5.1 above shall be obtained from responsible companies qualified to do business in the Commonwealth of Massachusetts and in good standing therein, with a Best's rating of "A-" or better. Subtenant agrees to furnish Sublandlord and Master Landlord upon execution of this Sublease with certificates of all such insurance, and of each renewal policy at least thirty (30) days prior to the expiration of the policy it renews. Each policy under Section 5.1.1 above shall be noncancellable with respect to the interest of Sublandlord and Master Landlord without at least thirty (30) days' prior written notice.

          5.3 Notwithstanding anything to the contrary contained in this Sublease, Sublandlord and Subtenant each hereby waives all rights of recovery against the other party, and such other party's insurance carrier (by way of subrogation or otherwise), for all losses or damages to the Sublease Premises and/or the Master Premises, any improvements thereon or any personal property of either party therein, to the extent such waiver does not invalidate the insurance coverage of either party and to the extent such losses or damages are covered by insurance the damaged party is required to carry hereunder or otherwise elects to maintain; provided, however, that the foregoing waiver by either party shall not apply with respect to any loss or damage to the extent caused by the negligence or willful misconduct of the other party, its agents, employees, representatives or contractors.


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

     6. USE. Subtenant agrees to use and occupy the Sublease Premises solely for the Permitted Uses set forth in Section 1.1 of the Master Lease.

     7. REPAIR AND MAINTENANCE. Sublandlord shall perform the maintenance and repair obligations with respect to the Building and the Lot as set forth in
Section 5.1.3.1 of the Master Lease. Subtenant shall pay to Sublandlord, within thirty-five (35) days after demand therefor, Subtenant's Pro Rata Share of the cost incurred by Sublandlord in performing such obligations, including without limitation the cost incurred by Sublandlord in maintaining service contracts for the heating and air-conditioning systems pursuant to Section 5.1.3.1 of the Master Lease. Notwithstanding anything to the contrary contained herein, (i) Subtenant shall be responsible for the full cost of all repairs to the Lot and the Building (including without limitation the roof and structural components) to the extent necessitated by Subtenant's negligence or willful misconduct, and
(ii) Subtenant shall be solely responsible for janitorial cleaning of the Sublease Premises and garbage and trash disposal therefrom.

     8.   INDEMNIFICATION.

          8.1  RECIPROCAL INDEMNIFICATION OF SUBLANDLORD AND SUBTENANT.

               (a) Subtenant shall indemnify, defend with competent and experienced counsel and hold harmless Sublandlord from and against any and all damages, liabilities, actions, causes of action, suits, claims, demands, losses, costs and expenses (including without limitation reasonable attorneys' fees and disbursements and court costs) to the extent arising from or in connection with the negligence or willful misconduct of Subtenant, its agents, employees, representatives or contractors.

               (b) Sublandlord shall indemnify, defend with competent and experienced counsel and hold harmless Subtenant, its subsidiaries and affiliates, and their respective officers, directors, shareholders and employees, from and against any and all damages, liabilities, actions, causes of action, suits, claims, demands, losses, costs and expenses (including without limitation reasonable attorneys' fees and disbursements and court costs) to the extent arising from or in connection with the negligence or willful misconduct of Sublandlord, its agents, employees, representatives or contractors.

               (c) The party seeking indemnification under this Section (the "Indemnified Party") shall provide prompt written notice of any third party claim to the party from whom indemnification is sought (the "Indemnifying Party"). The Indemnifying Party shall have the right to assume exclusive control of the defense of such claim or, at the option of the Indemnifying Party, to settle the same. The Indemnified Party agrees to cooperate reasonably with the Indemnifying Party in connection with the performance of the Indemnifying Party's obligations under this Section.

               (d) Notwithstanding anything to the contrary contained in this Sublease, neither party hereto shall be liable to the other for any indirect, special, consequential or

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

incidental damages (including without limitation loss of profits, loss of use or loss of goodwill) regardless of (i) the negligence (either sole or concurrent) of either party or (ii) whether either party has been informed of the possibility of such damages. It is expressly understood and agreed that damages payable by either party to Master Landlord shall be deemed to constitute direct damages of such party.

          8.2 INDEMNIFICATION BY SUBTENANT OF MASTER LANDLORD. Subtenant agrees to defend, save harmless and indemnify Master Landlord to the same extent as Sublandlord is required to do so under the provisions of Section 5.1.5 of the Master Lease; provided, however, that all references therein to (i) "Tenant" shall be replaced with "Subtenant" and (ii) "Premises" shall be replaced with "Sublease Premises."

     9. SUBLANDLORD'S RIGHT TO ENTER. Subtenant agrees to permit Sublandlord and its agents to enter into the Sublease Premises at reasonable times and upon reasonable notice to examine the Sublease Premises and make repairs and replacements pursuant to the terms of this Sublease. Except in the event of emergency, Sublandlord, or any person acting under Sublandlord, shall be accompanied while entering the Sublease Premises by a representative, agent or employee of Subtenant, which representative, agent or employee Subtenant shall make available promptly upon request.

     10. CASUALTY OR TAKING. If the whole or any part of the Sublease Premises shall be damaged by fire or other casualty or taken by any public authority or for any public use, and the Master Lease is not terminated on account thereof, this Sublease shall remain in full force and effect and Annual Fixed Rent and all other charges payable hereunder shall not abate unless there is an abatement of Annual Fixed Rent and Additional Rent under the terms of the Master Lease, and then only to the extent such abatement is allocable to the Sublease Premises.

     11. ALTERATIONS. Subtenant shall not make any alterations, additions or improvements to the Sublease Premises without the prior written consent of Sublandlord, which consent will not be unreasonably withheld; provided, however, that it is understood and agreed that the granting of Sublandlord's consent under this Article 11 with respect to any proposed alteration, addition or improvement shall be conditioned upon Sublandlord's receipt of Master Landlord's consent to the same, to the extent required by the terms of the Master Lease, and further provided that the making by Subtenant of any such alteration, addition or improvement shall be in compliance with all applicable provisions of the Master Lease. At the time of the giving of its consent to any proposed alteration, addition or improvement, Sublandlord shall notify Subtenant whether or not Subtenant shall be required to remove such alteration, addition or improvement upon the expiration or earlier termination of this Sublease. Subtenant shall be required to repair, at Subtenant's expense, all damage caused by any such removal. Master Landlord shall have the right to inspect at reasonable times any work performed by or on behalf of Subtenant.



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

     12.  ASSIGNMENT AND SUBLETTING.

          12.1 Subtenant, for itself, its successors and assigns, expressly covenants that it shall not assign, whether by operation of law or otherwise, or pledge or otherwise encumber this Sublease, or sublet all or any part of the Sublease Premises, without obtaining the prior written consent of Sublandlord. Sublandlord reserves the right to transfer and assign its interest in and to this Sublease to any entity or person who shall succeed to Sublandlord's interest in and to the Master Lease.

          12.2 Notwithstanding the foregoing provisions of this Article 12, Subtenant shall have the right, without Sublandlord's consent, to assign this Sublease or sublet any portion or all of the Sublease Premises to any corporation controlled by Subtenant (any such assignee or subtenant being hereinafter sometimes referred to as a "Permitted Transferee").

          12.3 No assignment or sublease, whether or not approved, and no indulgence granted by Sublandlord to any assignee or subtenant, shall in any way impair the continuing primary liability of Subtenant hereunder, and no approval in a particular instance shall be deemed to be a waiver of the obligation to obtain Sublandlord's approval in any other case.

          12.4 If for any assignment or sublease to any party other than a Permitted Transferee Subtenant receives rent or other consideration, either initially or over the term of such assignment or sublease, in excess of the Annual Fixed Rent and additional rent called for hereunder, or in case of any sublease of a part of the Sublease Premises, in excess of the portion of such Annual Fixed Rent and additional rent which is fairly allocable to said part, after appropriate adjustments to assure that all other payments called for hereunder are appropriately taken into account, Subtenant shall pay to Sublandlord as additional rent an amount equal to fifty percent (50%) of such excess promptly after its receipt by Subtenant. In computing such excess, leasehold improvements made by Subtenant in connection with such further subletting or assignment shall be amortized on a straight-line basis over the term of the sublease or assignment, and all brokerage, legal and other reasonable costs incurred by Subtenant shall be deducted immediately.

     13. SUBORDINATION. This Sublease shall be fully subordinate to (i) the Master Lease and all extensions or modifications thereof and (ii) any holder of a mortgage (as defined in Section 8.1 of the Master Lease) on the Sublease Premises or any part thereof. The foregoing provisions shall be self-operative and no further instrument of subordination shall be necessary; provided, however, that Subtenant agrees to execute any and all documents or instruments required by Master Landlord under the Master Lease, or the holder of any such mortgage, or their respective counsel, to evidence such subordination. A true and complete copy of the Master Lease is attached hereto as EXHIBIT B. The provisions of the Master Lease are incorporated herein by reference, as they relate to the Term hereof and to the Sublease Premises, with the same force and effect as if they were fully set forth herein, except as to those matters otherwise provided for herein and except for the following provisions: Sections
1.1 (except for the definitions of "Permitted Uses" and "Public Liability Insurance Limits"), 2.2, 3.1, 3.2, 3.3 (the parenthetical only), 3.4, 4.1, 4.2.1 (the last paragraph only), 4.2.2.3, 4.2.2.4, 4.2.3, 4.4.2.1 (except for (i)


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

Section 4.4.2.1(a), but only to the extent applicable to Section 5.1 of this Sublease, and (ii) Section 4.4.2.1(c), but only to the extent applicable to
Section 4.4 of this Sublease) 5.1.9, 5.2.1, 9.7, 9.9 and 9.10. Subtenant hereby assumes, and covenants and agrees to perform, all of the obligations of the tenant under the Master Lease to the extent such obligations are incorporated herein by reference and relate to the Sublease Premises during the Term hereof. To the extent that any provision in the Master Lease incorporated herein by reference conflicts with any provisions of this Sublease, the provisions of this Sublease shall be controlling. Sublandlord agrees to perform its obligations as tenant under the Master Lease, except to the extent such obligations are assumed by Subtenant hereunder. If for any reason the term of the Master Lease is terminated prior to the expiration date of this Sublease, this Sublease shall thereupon terminate, and Sublandlord shall not be liable to Subtenant by reason thereof.

     14.  COVENANTS REGARDING MASTER LEASE.

          14.1 Subtenant covenants and agrees not to do or permit to be done any act of commission or omission which would constitute a violation or default under the Master Lease.

          14.2 Each party hereto promptly shall deliver to the other party copies of all notices, requests, demands or other communications which relate to the Sublease Premises or the use or occupancy thereof after receipt of the same from Master Landlord or others.

          14.3 Sublandlord shall not incur any liability whatsoever to Subtenant for any injury, loss, damage (whether direct, consequential or incidental) or inconvenience incurred or suffered by Subtenant as a result of the exercise by Master Landlord of any of the rights reserved to Master Landlord under the Master Lease, nor shall such exercise constitute a constructive eviction or default by Sublandlord hereunder, except to the extent, if any, such injury, loss, damage or inconvenience is the result of the negligence or willful misconduct of Sublandlord.

     15. REPRESENTATIONS. Subtenant represents that it has made a thorough examination and inspection of the Sublease Premises and is familiar with the condition thereof. Subtenant hereby agrees that it is entering into this Sublease without any representations or warranties by Sublandlord, its agents, representatives, employees, servants, brokers or any other person as to the present or future condition of the Sublease Premises or the appurtenances thereto or any improvements therein or thereon. It is agreed that Subtenant does and will accept the Sublease Premises "as is" and Sublandlord shall have no obligation to perform any work therein except as expressly set forth in this Sublease.

     16. QUIET ENJOYMENT. Subject to the provisions of this Sublease, Subtenant, upon paying the Annual Fixed Rent and all other sums and charges herein provided, and observing and keeping all covenants, agreements and conditions of this Sublease on its part to be observed and kept, shall quietly have and enjoy the Sublease Premises during the Term of this Sublease.


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

     17. HOLDING OVER. Subtenant covenants that it will vacate the Sublease Premises immediately upon the expiration or sooner termination of this Sublease. If Subtenant shall remain in possession of the Sublease Premises or any part thereof after the expiration or prior termination of the Term hereof, the parties agree that no such holding over by Subtenant shall operate to extend or renew this Sublease, and that any such holding over shall be construed as a tenancy-at-will at one hundred fifty percent (150%) of the Annual Fixed Rent (on a per diem basis) in effect when such holding over shall have commenced, and such tenancy shall otherwise be subject to all the terms, conditions, covenants and agreements of this Sublease. Subtenant further agrees to pay to Sublandlord any additional amounts payable by Sublandlord to Master Landlord under the Master Lease by reason of any such holding over by Subtenant.

     18.  DEFAULT.

          18.1 In the event that Subtenant shall default in the payment of Annual Fixed Rent, additional rent or any other charge payable hereunder, or shall default in the performance or observance of any of the terms, conditions and covenants of this Sublease, Sublandlord, in addition to and not in limitation of any rights otherwise available to it, shall have the same rights and remedies with respect to such default as are provided to Master Landlord under the Master Lease with respect to defaults by the tenant thereunder, with the same force and effect as though all such provisions relating to any such default or defaults were set forth herein in their entirety, and Subtenant shall have all of the obligations of the tenant under the Master Lease with respect to such default or defaults.

          18.2 In the event of a default by Subtenant in the performance of any of its non-monetary obligations hereunder, Sublandlord may, at its option, at any time thereafter and without waiving any other remedies for such default contained herein or in the Master Lease as incorporated herein or at law or in equity, give written notice to Subtenant that if such default is not cured within ten (10) days after receipt of such notice by Subtenant, Sublandlord may cure such default for the account of Subtenant, and any amount paid or incurred by Sublandlord in so doing shall be deemed paid or incurred for the account of Subtenant and Subtenant agrees promptly to reimburse Sublandlord therefor and save Sublandlord harmless therefrom; provided, however, that Sublandlord may cure any such default as aforesaid prior to the expiration of any waiting period if reasonably necessary to protect Sublandlord's interest under the Master Lease or to prevent injury or damage to persons or property.

     19. ATTORNMENT. Notwithstanding anything to the contrary contained herein, to the full extent required by Master Landlord, Subtenant shall attorn to Master Landlord for the duration of the Term of this Sublease, as the same may be extended, if the Master Lease is terminated for any reason.

     20. NOTICES. Whenever, by the terms of this Sublease, notice, demand or other communication shall or may be given to either party, the same shall be in writing and addressed:

          If to Sublandlord:

          Thermo Instrument Systems Inc.
          8 East Forge Parkway
          Franklin, Massachusetts 02038
          Attention:  President & COO

          With a copy to:

          Thermo Electron Corporation
          81 Wyman Street
          Waltham, Massachusetts  02254
          Attention:   General Counsel

          If to Subtenant:

          Thermo Vision Corporation
          8 East Forge Parkway
          Franklin, Massachusetts 02038
          Attention:  President & COO

          With a copy to:

          Thermo Electron Corporation
          81 Wyman Street
          Waltham, Massachusetts 02254
          Attention:  General Counsel

or to such other address or addresses as shall from time to time be designated by written notice by either party to the other as herein provided. All notices shall be hand-delivered or shall be sent by registered or certified mail, postage pre-paid and return receipt requested, or by Federal Express or other comparable service providing proof of delivery, and shall be deemed duly given and received (i) if mailed, on the third business day following the mailing thereof or (ii) if hand-delivered or sent by courier, the date of its receipt (or if such day is not a business day, the next succeeding business day).

     21. YIELD UP. At the expiration of the Term or earlier termination of this Sublease, Subtenant shall surrender to Sublandlord all keys to the Sublease Premises, remove all of its trade fixtures and personal property in the Sublease Premises, remove all alterations, additions and improvements required to be removed by this Sublease, remove all of Subtenant's signs wherever located, repair all damage caused by such removal and yield up the Sublease Premises (including all alterations, additions and improvements required to remain in the Sublease Premises in accordance with Article 11 above), free of rubbish and debris and in the same good order and repair in which Subtenant is obligated to keep and maintain the Sublease Premises by the provisions of this Sublease, reasonable wear and tear and damage by casualty or taking excepted.


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

Any property not so removed shall be deemed abandoned and may be removed and disposed of by Sublandlord in such manner as Sublandlord shall determine and Subtenant shall pay Sublandlord the entire costs and expense incurred by Sublandlord in effecting such removal and disposition and in making any incidental repairs and replacements to the Sublease Premises.

     22.  ENVIRONMENTAL INDEMNIFICATION.

          22.1 Subtenant agrees to indemnify, defend and hold harmless Sublandlord from and against any and all liabilities, losses, damages, suits, actions, causes of action, costs, expenses (including without limitation reasonable attorneys' fees and disbursements and court costs), penalties, fines, demands, judgments, claims or liens (including without limitation liens or claims imposed under any so-called "Superfund" or other environmental legislation) arising from or in connection with the use, storage, release or discharge by Subtenant of Hazardous Materials (as hereinafter defined) on the Sublease Premises and/or the Master Premises. Subtenant shall have the right to assume exclusive control of the defense of any such suit, action or claim, and Sublandlord agrees to cooperate reasonably with Subtenant in the performance by Subtenant of its obligations under this Section.

          22.2 Sublandlord agrees to indemnify, defend and hold harmless Subtenant from and against any and all liabilities, losses, damages, suits, actions, causes of action, costs, expenses (including without limitation reasonable attorneys' fees and disbursements and court costs), penalties, fines, demands, judgments, claims or liens (including without limitation claims or liens imposed under any so-called "Superfund" or other environmental legislation) arising from or in connection with the presence at the time of Subtenant's taking possession of the Sublease Premises of Hazardous Materials on, or the subsequent removal thereof from, the Master Premises (including without limitation the Sublease Premises). Sublandlord shall have the right to assume exclusive control of the defense of any such suit, action or claim, and Subtenant agrees to cooperate reasonably with Sublandlord in the performance by Sublandlord of its obligations under this Section.

          22.3 For purposes of this Article 22, the term "Hazardous Materials" shall include without limitation any petroleum product, any flammable, explosive or radioactive material, or any hazardous or toxic waste, substance or material, including without limitation substances defined as "hazardous substances", "hazardous materials," "solid waste" or "toxic substances" under any applicable laws relating to hazardous or toxic materials and substances, air pollution (including noise and odors), water pollution, liquid and solid waste, pesticides, drinking water, community and employee health, environmental land use management, stormwater, sediment control, nuisances, radiation, wetlands, endangered species, environmental permitting and petroleum products, which laws may include, but not be limited to, the Federal Insecticide, Fungicide, and Rodenticide Act, as amended; the Toxic Substances Control Act; the Clean Water Act; the National Environmental Policy Act, as amended; the Solid Waste Disposal Act, as amended; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986; the Hazardous Materials Transportation Act, as amended; the Resource Conservation and Recovery Act, as amended; the Clean Air Act, as amended; the Emergency Planning and Community

Right-to-Know Act, as amended; the Occupational Safety and Health Act, as amended; comparable state laws; and all rules and regulations promulgated pursuant to such laws and ordinances.

     23. CONSENTS. Sublandlord's refusal to consent to or approve any matter or thing, whenever Sublandlord's consent or approval is required under this Sublease or under the Master Lease as incorporated herein, shall be deemed reasonable if Master Landlord has refused or failed to give its consent to such matter or thing. Subtenant agrees to reimburse Sublandlord upon demand for any expenses which Sublandlord is required to pay to Master Landlord in connection with obtaining the consent of Master Landlord to any proposed action by Subtenant.

     24.  MISCELLANEOUS.

          24.1 GOVERNING LAWS. This Sublease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

          24.2 ENTIRE AGREEMENT. This Sublease constitutes the entire agreement between Sublandlord and Subtenant with respect to the subject matter hereof and supersedes and replaces in its entirety the existing Sublease Agreement between Sublandlord and Subtenant dated as of September 1, 1997, which existing Sublease Agreement is hereby rendered null and void. This Sublease shall not be supplemented, amended, varied or modified in any manner except by an instrument in writing signed by both parties.

          24.3 WAIVER. No delay or omission on the part of either party to this Sublease in requiring performance by the other party or in exercising any right hereunder shall operate as a waiver of any provision hereof or of any right hereunder, and the waiver, omission or delay in requiring performance or exercising any right hereunder on any one occasion shall not be construed as a bar to or waiver of such performance or right on any future occasion.

          24.4 REMEDIES CUMULATIVE. Any and all rights and remedies which either party may have under this Sublease, at law or in equity, shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time insofar as permitted by law.

          24.5 BROKER. Each of the parties hereto represents and warrants to the other that there are no claims for brokerage commissions or finder's fees in connection with this Sublease. Each party shall indemnify and hold harmless the other party from and against any and all claims for brokerage fees, commissions or other charges arising from the dealings of the indemnifying party in connection with this Sublease.

          24.6 SURVIVAL. It is understood and agreed that the provisions of Articles 8 and 22 above shall survive the expiration or earlier termination of this Sublease.

          24.7 PERSONAL PROPERTY. All furnishings, fixtures, equipment, effects and personal property of every kind, nature and description of Subtenant, and of all persons claiming by, through or under Subtenant, which, during the Term of this Sublease or any occupancy of the Sublease Premises by Subtenant, or anyone claiming by, through or under Subtenant, may be on the Sublease Premises or elsewhere in the Master Premises, shall at the sole risk and hazard of Subtenant and, if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes or other pipes, by theft, or from any other cause, no part of said loss or damage is to be charged to or borne by Sublandlord except to the extent caused by the negligence or willful misconduct of Sublandlord, its agents, employees, representatives or contractors.


          24.8 HEADINGS. Article and Section headings and the organization of this Sublease are for descriptive purposes only and shall not control or alter the meaning of this Sublease.

          24.9 SUCCESSORS AND ASSIGNS. This Sublease shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

          24.10 AUTHORITY. The individuals executing this Sublease hereby represent and warrant that they are empowered and duly authorized to so execute this Sublease on behalf of the parties they represent.

     IN WITNESS WHEREOF, the parties hereto have executed this Sublease under seal as of the date first set forth above.



                                       SUBLANDLORD:

                                       THERMO INSTRUMENT SYSTEMS INC.,
                                       a Delaware corporation

                                       By: /s/ Earl R. Lewis
                                           -------------------------------------
                                           Earl R. Lewis
                                           President & COO


                                       SUBTENANT:

                                       THERMO VISION CORPORATION,
                                       a Delaware corporation

                                       By: /s/ Kristine S. Langdon
                                           -------------------------------------
                                           Kristine S. Langdon
                                           President & CEO

                                  8 FORGE PARK

                             Franklin, Massachusetts


                                      Lease

                                 by and between


                          Prudential Realty Acquisition
                      Fund II Limited Partnership, Landlord

                                       and

                     Thermo Instrument Systems Inc., Tenant

                         dated as of February 1, 1996

                                      LEASE

                                    ARTICLE I

                                 REFERENCE DATA

         1.1 SUBJECTS REFERRED TO. Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Section 1.1.

         Date of this Lease: February 1, 1996

         Premises: The approximately eight (8) acre parcel of land (the "Lot") shown on Exhibit A and the one story building containing 100,000 net square feet constructed thereon (the "Building"), located at Forge Park, Franklin, Massachusetts, and known as 8 Forge Park. The Lot and Building are collectively referred to as the "Premises".

         Landlord:                                   Prudential Realty Acquisition Fund II Limited
                                                     Partnership, a Delaware Limited Partnership

         Original Address of Landlord:               c/o Prudential Real Estate Investors, 57 JFK
                                                     Parkway, Short Hills, New Jersey 07078

         Tenant:                                     Thermo Instrument Systems Inc., a Delaware
                                                     corporation

         Original Address of Tenant:                 8 Forge Park, Franklin, Massachusetts 02038

         Basic Term:                                 Ten (10) years

         Term Commencement Date:                     February 1, 1996

         Annual Fixed Rent Rates:


                            Rate                  Yearly Payment                Monthly Payment
                            ----                  --------------                ---------------

Year 1:                    $4.75                    $475,000.00                   $39,583.33
Year 2:                     5.00                     500,000.00                    41,666.67
Year 3:                     5.25                     525,000.00                    43,750.00
Year 4:                     5.50                     550,000.00                    45,833.33
Year 5:                     5.75                     575,000.00                    47,916.67
Year 6:                     5.90                     590,000.00                    49,166.67
Year 7:                     6.15                     615,000.00                    51,250.00
Year 8:                     6.40                     640,000.00                    53,333.33
Year 9:                     6.65                     665,000.00                    55,416.67
Year 10:                    6.90                     690,000.00                    57,500.00

         Permitted Uses: Light manufacturing, research and development and general office use.

         Public Liability Insurance Limits (per occurrence):

                  Bodily Injury and Property Damage: $3,000,000 per occurrence or greater amounts as required pursuant to the provisions of
                  Section 4.4.2.1.

         Broker(s):   Lynch, Murphy Walsh & Partners

         1.2 EXHIBITS. The Exhibits listed below in this section are incorporated in this Lease by reference and are to be construed as a part of this Lease.

         EXHIBIT A:        Site Plan showing the Premises

         EXHIBIT A-1:      Legal Description of Land

         EXHIBIT A-2:      Title Exceptions

         EXHIBIT B:        Omitted

         EXHIBIT C:        Forge Park Covenants and Restrictions


                                   ARTICLE II

                                PREMISES AND TERM

         2.1 PREMISES. Landlord hereby leases and demises to Tenant and Tenant hereby leases from Landlord, subject to and with the benefit of the terms, covenants, conditions and provisions of this Lease, the Premises. The Premises shall include, as appurtenant to the land described on Exhibit A-1 on which the Building is constructed, in common with other users of Forge Park, (a) the right, to use all streets, drainage and utilities now or hereafter constructed within the 340 acre parcel known as Forge Park, Franklin, Massachusetts ("Forge Park") for all purposes for which public roads in the Town of Franklin may be used including, without limitation, rights of pedestrians and vehicular access and the right to connect with and utilize any and all water, sewer, storm drain, gas, electrical, telephone or other public utility now or hereafter located in such roadway adjacent to the Premises. Landlord represents that there exists current rights and easements appurtenant to the Premises required for providing water, sewer, storm drainage, telephone, electric and gas service to the Premises adequate for the current uses and operations.

         Landlord represents and warrants that it is the fee simple owner of the Premises and the Appurtenant Easements listed on Exhibit A-1 subject only to the title matters set forth in the title insurance policy attached as Exhibit A-2. If at any time during the Term of this Lease, as the same may be extended, applicable law shall not permit the use of the Premises for the Permitted Uses hereunder, Tenant, without waiving any other rights Tenant may have on account thereof, may terminate this Lease upon no less than thirty (30) days' prior written notice to Landlord.

         2.2 TERM. TO HAVE AND TO HOLD for a term of ten (10) years beginning on February 1, 1996 (the "Term").

         2.3      INTENTIONALLY OMITTED




         2.4      INTENTIONALLY OMITTED






                                   ARTICLE III

                                  IMPROVEMENTS

         3.1 CONDITION OF THE PREMISES. Tenant accepts the Premises in their current condition as of the Commencement Date. Landlord agrees to provide Tenant a Tenant Allowance in the amount of $82,000.00 for Tenant improvements and refurbishment. Landlord further agrees to provide Tenant with a $4,000.00 ADA Improvement Allowance to provide for ADA improvements to the Building washrooms to make the washrooms handicapped accessible as required by state and federal requirements. Both the Tenant Allowance and the ADA Improvement Allowance will be paid to Tenant within thirty (30) days of the execution and delivery hereof. Tenant agrees promptly thereafter to cause the handicapped improvements to be installed in a good and workmanlike manner in accordance with all applicable codes, rules and regulations.

         3.2 TENANT WORK. All leasehold improvement and other Tenant refurbishment work performed on the Premises whether paid for with the Tenant Allowance or otherwise, shall be the responsibility of Tenant and shall be performed in a good and workmanlike manner in accordance with applicable codes (the "Tenant Work").

         All improvements and alterations and changes and additions (except for Tenant Work or subsequent alterations paid for by Tenant, which shall be real property owned by Tenant during the Term) shall be part of the Building. Any Tenant Work or subsequent alterations, improvements, changes and additions provided or paid for by Tenant may be removed by Tenant at the expiration of the Term (provided Tenant repairs any damage caused by such removal or, at Tenant's election, remain as part of the Premises. With respect to improvements, alterations, changes or additions for which Landlord's consent is required hereunder, the foregoing election shall be exercised when consent is requested.

         3.3 GENERAL PROVISIONS APPLICABLE TO CONSTRUCTION. All construction work required or permitted by this Lease, whether by Landlord or Tenant, shall be done in a good and workmanlike manner using new, first quality materials (except that Tenant's Work may include previously utilized materials designated by Tenant from Tenant's prior facilities) and in compliance with all applicable laws and all lawful ordinances, regulations and orders of governmental authority and insurers of the Building. Either party may inspect the work of the other at reasonable times and shall give notice of observed defects.

         3.4 CONSTRUCTION REPRESENTATIVES. Each party shall, from time to time, designate in writing an individual to the other party to review the plans and specifications in connection with any alterations or improvement project(s) undertaken by either party at the Premises for which consent of the other party is required under this Lease and authorizes the other party to rely upon the approval or other actions of such individual in connection with such activity.


                                   ARTICLE IV

                                      RENT

         4.1 THE FIXED RENT. Tenant covenants and agrees to pay rent to Landlord at the Original Address of Landlord or at such other place or to such other person or entity as Landlord may, by no less than thirty (30) days' prior notice to Tenant from time to time direct, at the rate ("Annual Fixed Rent Rates") set forth in Article 1 in equal monthly installments equal to 1/12th of the Annual Fixed Rent Rate in advance on the first day of each calendar month included in the Term; and for any portion of a calendar month at the beginning or end of the Term, at that rate payable in advance for such portion.

         4.2 ADDITIONAL RENT. In order that the Fixed Rent shall be absolutely net to Landlord (except to the extent expressly otherwise provided in this Lease), Tenant covenants and agrees to pay, as Additional Rent, taxes, municipal or state betterment assessments, insurance costs and utility charges with respect to the Premises as provided in this Section 4.2. In no event, however, shall Additional Rent include (i) betterment assessments or utility charges with respect to the installation, modification, or replacement of the Appurtenant Easements in Forge Park arising during the Basic Term or (ii) betterment assessments or utility charges with respect to the development of Forge Park.

                  4.2.1 REAL ESTATE TAXES. Tenant shall pay directly to the taxing authority the portion allocable to the Premises of: (i) all taxes, assessments (special or otherwise), levies, fees, water and sewer rents and charges, general and special, ordinary and extraordinary, foreseen and unforeseen, which are, at any time prior to or during the Term hereof, imposed or levied upon or assessed against (A) the Premises, (B) any Fixed Rent, Additional Rent or other sum payable hereunder or (C) this Lease, or the leasehold estate hereby created, or which arise in respect of the operation, possession or use of the Premises by Tenant; (ii) all gross receipts or similar taxes imposed or levied upon, assessed against or measured by any Fixed Rent, Additional Rent or other sum payable hereunder; (iii) all sales, value added, use and similar taxes at any time levied, assessed or payable on account of the leasing or use of the Premises by Tenant; and (iv) all charges for utilities furnished to the Premises which may become a lien on the Premises (collectively "taxes and assessments" or if singular "tax or assessment"). For each tax or assessment period, or installment period thereof, wholly included in the Term ,all such payments shall be made by Tenant not later than five (5) days before the last date on which the same may be paid without interest or penalty, provided that Landlord shall forward to Tenant a copy of all applicable tax bills promptly after receipt by Landlord thereof and in any event, not less than 20 days before the last date on which the same may be paid without interest or penalty. For any fraction of a tax or assessment period, or installment period thereof, included in the Term at the beginning or end thereof, Tenant shall pay to Landlord, within 10 days after receipt of invoice therefor, together with a copy of the applicable bill from the taxing authority, the fraction of taxes and assessments so levied or assessed or becoming payable which is allocable to such included period.

         Nothing contained in this Lease shall, however, require Tenant to pay any income taxes, excess profits taxes, excise taxes, franchise taxes, estate, gift, succession, inheritance or transfer taxes provided, however, that if at any time during the Term the present system of ad valorem taxation of real property shall be changed so that in lieu of the whole or any part of the ad valorem tax on real property, there shall be assessed on Landlord a capital levy or other tax on the gross rents received with respect to the Lot and Building, or both, or a federal, state, county, municipal, or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect) measured by or based in whole or in part, upon gross rents, then any and all of such taxes, assessments, levies or charges, to the extent so measured or based ("Substitute Taxes"), shall be payable by Tenant; provided, however, Tenant's obligation with respect to the aforesaid Substitute Taxes shall be limited to the amount thereof as computed at the rates that would be payable if the Premises were the only property of Landlord. Landlord shall furnish to Tenant a copy of any notice of any public, special or betterment assessment received by Landlord concerning the Premises. Notwithstanding anything to the contrary contained in this Lease, in the event that Tenant is obligated to pay any portion of any betterment or special assessment, Tenant's payments shall be calculated as if such assessment were amortized on a straight-line basis consistent with generally accepted accounting principles, consistently applied ("GAAP"), such that Tenant shall pay a total amount equal to its share of such assessment multiplied by a fraction, the numerator of which is the number of years remaining in the Term and the denominator of which is the greater of (a) the number of years in the entire Term or (b) the number of years for amortization indicated by GAAP.

         Tenant shall have the right to prosecute an abatement or otherwise contest any such tax or assessment, but only if Tenant shall first have given Landlord written notice of Tenant's intention to do so and Landlord shall not have advised Tenant, by written notice to Tenant within ten (10) days after Tenant's notice, that Landlord will prosecute such abatement or contest. Tenant shall prosecute any such abatement or contest at its own expense and shall not discontinue the same without giving Landlord a reasonable opportunity to be substituted therein at Landlord's expense. Tenant shall respond to all of Landlord's reasonable inquiries as to the status of any such abatement proceeding or contest, and Tenant shall not settle the same without Landlord's prior written consent, which shall not be unreasonably withheld or delayed. Tenant's expenses of the same shall be deducted from the proceeds of any such abatement or contest. If Landlord shall obtain any abatement, refund or rebate in real estate taxes or assessments theretofore paid by Tenant under this Lease, Landlord shall promptly forward to Tenant the same, less the cost incurred by Landlord in obtaining the same. Nothing in this paragraph shall relieve Tenant of its obligation to make all payments required under this Section 4.2.1 and when required hereunder.

         4.2.2    INSURANCE.

                  4.4.2.1 INSURANCE TAKEN OUT BY TENANT. Tenant shall, as Additional Rent, take out and maintain throughout the Term, the following insurance:

                            (a)     Comprehensive liability insurance
indemnifying Landlord (as an additional insured as provided below) and Tenant against all claims and demands for any injury to person or property which may be claimed to have occurred on the Premises or on the sidewalk or ways adjoining the Premises, in amounts which shall, at the beginning of the Term, be at least equal to $3,000,000 per combined single limit per occurrence, and, from time to time during the Term, shall be for higher limits, if any, as are customarily carried in the area in which the Premises are located on property similar to the Premises and used for similar purpose and of which Tenant has received thirty
(30) days advance written notice from Landlord, which insurance shall name Landlord as an additional insured (except to the extent of the negligence or willful misconduct of Landlord, its agents, employees, representatives or contractors);

                            (b)     Worker's compensation insurance with
statutory limits covering all of Tenant's employees working on the Premises;

                            (c)     All risk property insurance, with repair or
replacement coverage (with an agreed amount endorsement) insuring the Building and one year's rent and real estate taxes, it being agreed that the initial replacement value of the Building is $5,000,000, which all risk property insurance shall include coverage against loss or damage from sprinklers and from leakage or explosions or cracking of boilers, pipes carrying steam or water, or both, pressure vessels or similar apparatus. Insurance against such other hazards and in such amounts as may from time to time be customarily carried with respect to premises similar in character, location and use to the Premises, to the extent the same is commercially reasonable.

                  4.2.2.3 CERTAIN REQUIREMENTS APPLICABLE TO INSURANCE POLICIES. Policies for insurance provided for under the provisions of Section 4.2.2.1(c) and (d) shall, in case of loss to the Premises, name Landlord as an additional named insured and be first payable to the holders of any mortgages on the Premises under a standard mortgagee's endorsement. All policies for insurance required under the provisions of Section 4.2.2 shall be obtained from responsible companies qualified to do business in the Commonwealth of Massachusetts and in good standing therein, with a Best's rating of "A-" or better. Tenant agrees to furnish Landlord with certificates of all such insurance which Tenant is obligated to obtain pursuant to Section 4.2.2.1 prior to the beginning of the Term hereof and of each renewal policy at least thirty
(30) days prior to the expiration of the policy it renews. Each such policy shall be noncancellable with respect to the interest of Landlord and such mortgagees without at least thirty (30) days' written notice thereto.

                  4.2.2.4 WAIVER OF SUBROGATION. All insurance which is carried by either party with respect to the Premises or to furniture, furnishings, fixtures or equipment therein or alterations or improvements thereto, whether or not required, shall include provisions which either designate the other party as one of the insured or deny to the insurer acquisition by subrogation of rights of recovery against the other party to the extent such rights have been waived by the insured party prior to occurrence of loss or injury, insofar as, and to the extent that such provisions may be effective without making it impossible to obtain insurance coverage from responsible companies qualified to do business in the Commonwealth of Massachusetts (even though extra premium may result therefrom) and without voiding the insurance coverage in force between the insurer and the insured party. In the event that extra premium is payable by either party as a result of this provision, the other party shall reimburse the party paying such premium the amount of such extra premium. If at the request of one party, this non-subrogation provision is waived, then the obligation of reimbursement shall cease for such period of time as such waiver shall be effective, but nothing contained in this Section 4.2.2.4 shall derogate from or otherwise affect releases elsewhere herein contained of either party for claims. Each party shall be entitled to have certificates of any policies containing such provisions. Each party hereby waives all rights of recovery against the other for loss or injury against which the waiving party is protected by insurance containing said provisions, reserving, however, any rights with respect to any excess of loss or injury over the amount recovered by such insurance. Notwithstanding anything to the contrary contained herein, in no event shall the foregoing provisions of this Section 4.2.2.4 operate as a waiver by either party with respect to any loss, damage or injury to the extent caused by the negligence or willful misconduct of the other party, its agents, employees, representatives or contractors.

         4.2.3 UTILITIES. Tenant shall pay directly to the proper authorities charged with the collection thereof all charges for water, sewer, gas, electricity, telephone and other utilities or services used or consumed on the Premises, whether called charge, tax, assessment, fee or otherwise, including, without limitation, water and sewer use charges and taxes, if any, all such charges to be paid as the same from time to time become due.


                                    ARTICLE V

                          TENANT'S ADDITIONAL COVENANTS

         5.1 AFFIRMATIVE COVENANTS. Tenant covenants at its expense at all times during the Term and for such further time as Tenant occupies the Premises or any part thereof:

                  5.1.1 PERFORM OBLIGATIONS. To perform in a timely manner all of the obligations of Tenant set forth in this Lease; and to pay when due the Fixed Rent and Additional Rent and all charges, rates and other sums which by the terms of this Lease are to be paid by Tenant.

                  5.1.2    USE. To use the Premises only for the Permitted Uses.

                  5.1.3.1  REPAIR AND MAINTENANCE. Subject to Article VI and
Section 5.1.3.2, to keep the Premises, including, without limitation, all Tenant's improvements, all heating, plumbing, electrical, air-conditioning, mechanical and other fixtures and equipment now or hereafter on the Premises, and the grounds, driveways and parking lot, in good order, condition and repair and at least as good order, condition and repair as they are in on the Commencement Date or may be put in during the Term, reasonable use and wear only excepted; to keep in a safe secure and sanitary condition all trash and rubbish temporarily stored at the Premises; to make all repairs and replacements and to do all other work necessary for the foregoing purposes; and to make all repairs to roof and structural components of the Premises to the extent necessitated by Tenant's willful misconduct or negligence. Notwithstanding anything to the contrary in this Lease, in no event shall Tenant be obligated to make any repairs or replacements which would constitute items of expense properly chargeable to "capital account" under GAAP or which are required as the result of the negligence or willful misconduct of Landlord, its agents, employees, representatives or contractors, or the failure of Landlord to perform any of its obligations under this Lease, all of which repairs and replacements shall be made by Landlord at Landlord's sole cost and expense. To the extent not performed by Tenant's own personnel, Tenant shall secure, pay for and keep in force contracts with appropriate and reputable service companies providing for the regular maintenance of the heating and air-conditioning systems and copies of such contracts shall be furnished to Landlord. It is further agreed that the exception of reasonable use and wear shall not apply so as to permit Tenant to keep the Premises in anything less than a safe, useable condition in good and tenantlike repair.

                  5.1.3.2 LANDLORD'S MAINTENANCE OBLIGATION. Subject to Article VI, Landlord covenants and agrees that it shall, at all times at its own cost and expense, keep the roof (including without limitation the decking, gutters and downspouts), foundation, exterior walls, load-bearing interior walls, structural components and all underground utility lines, pipes and plumbing of the Building in good order, condition and repair and at least as good order, condition and repair as they are in on the Commencement Date hereof or may be put in during the Term, reasonable use and wear and Tenant's obligations under
Article 5.1.3.1 only excepted.

                  5.1.4 COMPLIANCE WITH LAW AND INSURANCE REQUIREMENTS. To make all repairs, alterations, additions or replacements to the Premises reasonably required by any law or ordinance or any order or regulation of any public authority due to a unique use of the Premises by Tenant and not generally applicable to buildings of the type and age of the Building; to keep the Premises equipped with all safety appliances so required; to pay all municipal county, or state taxes assessed against the leasehold interest hereunder, or against personal property of any kind on or about the Premises; not to dump, flush, or in any way introduce any Hazardous Substances into the sewage or other waste disposal system serving the Premises; to generate, store or dispose of Hazardous Substances in or on the Premises or dispose of Hazardous Substance from the Premises to any other location only in compliance with the Resource Conservation and Recovery Act of 1976, as amended, 42 U.S.C. ss.6901 et seq., the Massachusetts Hazardous Waste Management Act, M.G.L. c.21C, as amended, the Massachusetts Oil and Hazardous Material Release Prevention and Response Act, M.G.L. c.21E, as amended, and all other applicable codes, regulations, ordinances and laws; to notify Landlord of any incident which would require the filing of a notice under Chapter 232 of the Acts of 1982; and to comply with the orders and regulations of all governmental authorities with respect to zoning building, fire, health and other codes, regulations, ordinances or laws applicable to the Premises, except that Tenant may defer compliance so long as the validity of any such law, ordinance, order or regulation shall be contested by Tenant in good faith and by appropriate legal proceedings, if Tenant first gives Landlord appropriate assurance against any loss, cost or expense on account thereof. "Hazardous Substances" as used in this paragraph shall mean "Hazardous Substances" as defined in the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss.9601 and the Massachusetts Oil and Hazardous Materials Release Prevention and Response Act, M.G.L. C.21E and regulations adopted pursuant to said Act. Tenant shall provide Landlord with such information legally required by governmental authorities as Landlord may reasonably request from time to time with respect to compliance with this Section 5.1.4.

         Tenant also covenants and agrees to comply promptly with the reasonable recommendations of any insurer, foreseen or unforeseen, ordinary as well as extraordinary, which may be applicable to the Premises, by reason of Tenant's particular and specific manner of use thereof, provided that such recommendations do not present a material financial burden to Tenant. In the event Tenant does not comply with the recommendations of any insurer, Tenant shall be liable for payment of any increase in the amount of any insurance premium caused by any such non-compliance; provided, however, in no event shall any activity be conducted by Tenant on the Premises which may give rise to any cancellation of any insurance Policy or make any insurance unobtainable.

                  5.1.5 INDEMNITY. To defend, with competent and experienced counsel all actions against Landlord, any partner, trustee, stockholder, officer, director, employee or beneficiary of Landlord, holders of mortgages secured by the Premises and any other party having an interest in the Premises (Indemnified Parties) with respect to and to pay, protect, indemnify and save harmless, to the extent permitted by law, all Indemnified Parties from and against, any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees and expenses), causes of action, suits, claims, demands or judgments of any nature (a) to which any Indemnified Party is subject because of the negligence or willful misconduct of Tenant before or during the Term, or (b) arising from injury to or death of any person, or damage to or loss of property, on the Premises to the extent caused by the negligence or willful misconduct of Tenant before or during the Term except to the extent caused by the negligence or willful misconduct of Landlord or its servants or agents.

                  5.1.6 LANDLORD'S RIGHT TO ENTER. To permit Landlord and its agents to enter into the Premises at reasonable times and upon reasonable notice to examine the Premises, make such repairs and replacements pursuant to the terms of this Lease and show the Premises to prospective purchasers and lenders, and, during the last year of the Term, to show the Premises to prospective tenants and to keep affixed in suitable places notices of availability of the Premises. Except in the event of emergency, Landlord, or any person acting under Landlord, shall be accompanied while entering the Premises by a representative, agent or employee of Tenant, which representative, agent or employee Tenant shall make available promptly upon request.

                  5.1.7 PERSONAL PROPERTY AT TENANT'S RISK. All of the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises, shall, as between the parties, be at the sole risk and hazard of Tenant and if the whole or any part destroyed or damaged by fire, water or other leakage or bursting of water pipes, steam pipes, or other pipes by theft or from any other cause, no part of said loss or damage is to be charged to or to be borne by Landlord, except that Landlord shall in no event be indemnified or held harmless or exonerated from any liability to Tenant or to any other person, for injury, loss, damage or liability to the extent caused by the negligence or willful misconduct of Landlord, its agents, employees, representatives or contractors, or to the extent otherwise prohibited by law.

                  5.1.8 PREVAILING PARTIES. If any action at law or in equity is brought to enforce or interpret the provisions of this Lease, the prevailing party in such action shall be entitled to reimbursement of the reasonable attorneys' fees and disbursements and court costs incurred by said prevailing party in connection with such action.

                  5.1.9 YIELD UP. At the expiration of the Term or earlier termination of this Lease: to surrender all keys to the Premises, to remove all of its trade fixtures and personal property in the Premises (except as set forth in Section 3.2), to remove all Tenant's signs wherever located, to repair all damage caused by such removal and to yield up the Premises (including all improvements and alterations made by Tenant and not removed except for trade fixtures), free of rubbish and debris and in the same good order and repair in which Tenant is obligated to keep and maintain the Premises by the provisions of this Lease, reasonable wear and tear and damage by casualty or taking excepted. Any property not so removed shall be deemed abandoned and may be removed and disposed of by Landlord in such manner as Landlord shall determine and Tenant shall pay Landlord the entire cost and expense incurred by it in effecting such removal and disposition and in making any incidental repairs and replacements to the Premises.

                  5.1.10 ESTOPPEL CERTIFICATE. Upon not less than twenty (20) days' prior notice by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing certifying whether this Lease is unmodified and in full force and effect and that except as stated therein Tenant has no knowledge of any defenses, offsets or counterclaims against its obligations to pay the Fixed Rent and Additional Rent and any other charges and to perform its other covenants under this Lease (or, if there have been any modifications that the same is in full force and effect as modified and stating the modifications and, if there are any defenses, offsets or counterclaims, setting them forth in reasonable detail), the dates to which the Fixed Rent and Additional Rent and other charges have been paid and a statement that to Tenant's knowledge, Landlord is not in default hereunder (or if in default, the nature of such default, in reasonable detail). Any such statement delivered pursuant to this
Section 5.1.10 may be relied upon by any prospective purchaser or mortgagee of the Premises, or any prospective assignee of any such mortgage.

                  5.1.11 EXPENSES RE CONSENTS. Each party shall reimburse the other promptly on demand for all reasonable legal expenses (not to exceed $1,000.00 in any instance) incurred in connection with all requests by the reimbursing party for consent or approval hereunder.

                  5.1.12 PARK RESTRICTIONS. To comply with the Forge Park Covenants and Restrictions as set forth in Exhibit C, as the same may be amended from time to time to provide for the beneficial operation of Forge park, provided that such amendments do not materially interfere with Tenant's right of use and enjoyment of the Premises pursuant to this Lease.

                  5.1.13 HOLDING OVER. Tenant covenants that it will vacate the Premises immediately upon the expiration or sooner termination of this Lease. If the Tenant retains possession of the Premises or any part thereof after the termination of the Term, the Tenant shall pay the Landlord Holdover Rent at 150% the monthly rate specified in
Section 1 for the time the Tenant thus remains in possession. The provisions of this Section do not exclude or limit Landlord's rights or remedies for holding over beyond the expiration of the Term of this Lease.

         5.2 NEGATIVE COVENANTS. Tenant covenants at all times during the Term and for such further time as Tenant occupies the Premises or any part thereof:

                  5.2.1 ASSIGNMENT AND SUBLETTING. Not to assign this Lease or to sublease all or any part of the Premises; provided however, that Tenant may, without Landlord's consent, assign this Lease or sublet any portion or all of the Premises to (i) any corporation, partnership, trust, association or other business organization directly or indirectly controlling, controlled by or under common control with Tenant, or (ii) to any successor by merger, consolidation or acquisition of all or substantially all of the assets of Tenant, (any such assignee or subtenant being hereinafter sometimes referred to as a "Permitted Transferee". No assignment or sublease, whether or not approved, and no indulgence granted by Landlord to any assignee or sublessee, shall in any way impair the continuing primary liability (which after an assignment shall be joint and several with the assignee) of Tenant hereunder, and no approval in a particular instance shall be deemed to be a waiver of the obligation to obtain Landlord's approval in any other case.

         Notwithstanding the preceding paragraph, Landlord agrees not to unreasonably withhold or delay its consent to a sublease of all or any portion of the Premises. Any proposed assignment or subleasing shall be presumed reasonable and shall conclusively be deemed reasonable unless Landlord objects in writing, stating the relevant grounds, within ten (10) business days after such proposal is made by Tenant. Tenant shall promptly provide such information concerning the proposed sublessee or assignee as Landlord reasonably requests.

         If for any assignment or sublease to any party other than a Permitted Transferee Tenant receives rent or other consideration, either initially or over the term of the assignment or sublease, in excess of the rent called for hereunder, or in case of sublease of part, in excess of such rent fairly allocable to the part, after appropriate adjustments to assure that all other payments called for hereunder are appropriately taken into account, Tenant shall pay to Landlord as Additional Rent 50% of such excess of such payment of rent or other consideration received by Tenant promptly after its receipt. In computing such excess, subleasehold improvements made by Tenant shall be amortized on a straight-line basis over the term of the sublease or assignment and all brokerage, legal and other reasonable costs incurred by Tenant shall be deducted immediately.

                  5.2.2 OVERLOADING AND NUISANCE. Not to injure, overload, deface or otherwise harm the Premises; nor commit any nuisance; nor permit the emission of any objectionable noise, vibration or odor; nor make, allow or suffer any waste; not make any use of the Premises which is contrary to any law or ordinance or which will invalidate any of Tenant's insurance required hereunder.


                                   ARTICLE VI

                               CASUALTY OR TAKING

         6.1 TERMINATION. In case during the Term more than twenty-five (25%) percent of the floor area of the Building or more than twenty-five (25%) percent of the parking spaces appurtenant to the Premises, or such portion of the Lot comprising the Premises which shall make continued use of the Building impracticable, shall be (i) damaged by fire or casualty such that Landlord is unable, or otherwise fails, to notify Tenant within thirty (30) days thereafter that such damage is reasonably estimated to be restored within 210 days after the casualty or (ii) taken by any public authority or for any public use (hereinafter referred to as the "Termination Event"), then this Lease may be terminated at the election of Landlord or Tenant. Such election, which may be made notwithstanding the fact that Landlord's entire interest may have been divested, shall be made by the giving of notice by the terminating party within forty-five (45) days after the Casualty or Taking.

         6.2 RESTORATION. If neither party exercises said election, or if a casualty or taking other than a Termination Event occurs, this Lease shall continue in force and a just proportion of the rent reserved, according to the nature and extent of the damages sustained by the Premises, shall be abated from the date of the casualty or taking until the Premises, or what may remain thereof, shall be put by Landlord in the same condition existing immediately prior to such casualty or taking (or, in the case of a taking, as nearly as practicable to such condition) subject to zoning and building laws or ordinances then in existence, which, unless Landlord has exercised its option to terminate pursuant to Section 6.1, Landlord covenants to do with reasonable diligence at Landlord's expense, provided that Landlord's obligations with respect to restoration shall not require Landlord to expend more than the net proceeds of insurance recovered or damages awarded for such casualty or taking. "Net proceeds of insurance recovered or damages awarded" refers to the gross amount of such insurance or damages less the reasonable expenses of Landlord in connection with the collection of the same, including without limitation, fees and expenses for legal and appraisal services. If such damage is not so repaired within 210 days of such casualty or taking (subject to Section 9.5 but in no event more than 240 days after such casualty), upon notice given within the following thirty (30) days, Tenant may terminate this Lease.

         6.3 AWARD. Irrespective of the form in which recovery may be had by law, all rights to damages or compensation for the Building and the Land shall belong to Landlord in all cases. Tenant hereby grants to Landlord all of Tenant's rights to such damages and compensation, and covenants to deliver such further assignments thereof as Landlord may from time to time reasonably request, except that Tenant expressly reserves the right to petition the taking authority for a separate award applicable to Tenant's personal property and relocation costs.


                                   ARTICLE VII

                                    DEFAULTS

         7.1 EVENTS OF DEFAULT. (a) If Tenant shall default in the performance of any of its obligations to pay the Fixed Rent or Additional Rent hereunder and if such default shall continue for five (5) days after notice from Landlord designating such default or if within thirty (30) days after notice from Landlord to Tenant specifying any other default or defaults Tenant has not commenced diligently to correct the default or defaults so specified or has not thereafter diligently pursued such correction to completion, or (b) if any assignment for the benefit of creditors shall be made by Tenant, or (c) if Tenant's leasehold interest shall be taken on execution or other process of law in any action against Tenant, or (d) if a lien or other involuntary encumbrance is filed against Tenant's leasehold interest, and is not discharged within twenty (20) days after written notice thereof by Landlord to Tenant, or (e) if a petition is filed by Tenant for liquidation, or for reorganization or an arrangement or any other relief under any provision of the Bankruptcy Code as then in force and effect, or (f) if an involuntary petition under any of the provisions of said Bankruptcy Code is filed against Tenant and such involuntary petition is not dismissed within sixty (60) days thereafter, then, and in any of such cases, Landlord and the agents and servants of Landlord lawfully may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter and without demand or notice and with or without process of law enter into and upon the Premises or any part thereof in the name of the whole or mail a notice of termination addressed to Tenant, and repossess the same as of Landlord's former estate and expel Tenant and those claiming through or under Tenant and remove its and their effects without being deemed guilty of any manner of trespass and without prejudice to any remedies which might otherwise be used for arrears of rent or prior breach of covenant and upon such entry or mailing as aforesaid, this Lease shall terminate Tenant hereby waiving all statutory rights (including without limitation rights of redemption, if any) to the extent such rights may be lawfully waived and Landlord, without notice to Tenant, may store Tenant's effects, and those of any person claiming through or under Tenant at the expense and risk of Tenant, and, if Landlord so elects, may sell such effects at public auction or private sale and apply the net proceeds to the payment of all sums due to Landlord from Tenant, if any, and pay over the balance, if any, to Tenant.

         7.2 REMEDIES. In the event that this Lease is terminated under any of the provisions contained in Section 7.1 or shall be otherwise terminated for breach of any obligation of Tenant, Tenant covenants to pay punctually to Landlord all sums and to perform all the obligations which Tenant covenants in this Lease to pay and to perform in the same manner and to the same extent and at the same time as if this Lease had not been terminated. In calculating the amounts to be paid by Tenant pursuant to the next preceding sentence, Tenant shall be credited with any amount paid to Landlord as compensation as in this Section 7.2 provided and also with the net proceeds of any rent obtained by Landlord by reletting the Premises, after deducting all Landlord's reasonable expenses in connection with such reletting, including without limitation, all repossession costs, brokerage commissions, fees for legal services and expenses of preparing the Premises for such reletting (less any sums paid to Landlord by the new tenant with respect thereto), it being agreed by Tenant that Landlord may (i) relet the Premises or any part or parts thereof, for a term or terms which may, at Landlord's option, be equal to or less than or exceed the period which would otherwise have constituted the balance of the Term and may grant such concessions and free rent as Landlord, in its reasonable judgment, considers advisable or necessary to relet the same and
(ii) make such alterations, repairs and decorations in the Premises as Landlord, in its reasonable judgment, considers advisable or necessary to relet same, and no action of Landlord in accordance with the foregoing or failure to relet or to collect rent under reletting shall operate or be construed to release or reduce Tenant's liability as aforesaid. Landlord agrees to use reasonable efforts to relet the Premises promptly.

         If at any time after termination of this Lease, Tenant defaults in making the payments required in the paragraph immediately above, and in lieu of any other damages or indemnity and in lieu of full recovery by Landlord of all sums payable under all the foregoing provisions of this Section 7.2, Landlord may, by notice to Tenant, elect to recover, and Tenant shall thereupon pay, as liquidated damages, an amount equal to the aggregate of the Fixed Rent and Additional Rent accrued in the twelve (12) months (or the number of months remaining in the term at the time of Tenant's default if less than twelve (12)) ended next prior to such termination, plus the amount of rent of any kind accrued and unpaid at the time of termination and less the amount of any recovery by Landlord under the foregoing provisions of this Section 7.2 up to the time of payment of such liquidated damages.

         Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater than, equal to, or less than the amount of the loss or damages referred to above.

         7.3 REMEDIES CUMULATIVE. Any and all rights and remedies which either party has under this Lease, and at law and equity, shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time insofar as permitted by law.

         7.4 LANDLORD'S RIGHT TO CURE DEFAULTS. Landlord may, but shall not be obligated to, cure, at any time following ten (10) days' prior notice to Tenant (except in cases of emergency when no notice shall be required) any default by Tenant under this Lease; and whenever Landlord so elects, all costs and expenses incurred by Landlord, including reasonable attorneys' fees, in curing a default, shall be paid by Tenant to Landlord as Additional Rent on demand, together with interest thereon at the rate provided in Section 7.7 from the date of payment by Landlord to the date of payment by Tenant. Notwithstanding the foregoing, in the event of an emergency, Landlord agrees to use reasonable efforts to notify Tenant promptly.

         7.5 EFFECT OF WAIVERS OF DEFAULT. Any consent or permission by either party to any act or omission which otherwise would be a breach of any covenant or condition herein, or any waiver by either party of the breach of any covenant or condition herein, shall not in any way be held or construed (unless expressly so declared) to operate so as to impair the continuing obligation of any covenant or condition herein, or otherwise, except as to the specific instance, operate to permit similar acts or omissions.

         The failure of either party to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of Rent with knowledge of the breach of any covenant of this Lease shall not be deemed to have been a waiver of such breach by Landlord. No consent or waiver, express or implied, by either party to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

         7.6 NO ACCORD AND SATISFACTION. No acceptance by Landlord of a lesser sum than the Fixed Rent, Additional Rent or any other charge then due shall be deemed to be other than on account of the earliest installment of such rent or charge due, unless Landlord elects by notice to Tenant to credit such sum against the most recent installment due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent or other charge be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy in this Lease provided.

         7.7 INTEREST ON OVERDUE SUMS. If Tenant fails to pay Fixed Rent, Additional Rent and other charges payable by Tenant to Landlord within two business days after the due date thereof (without regard to any requirement of notice from Landlord or any period of grace allowed to Tenant under this Lease before Landlord is allowed to exercise any extraordinary remedy on account thereof), the amount so unpaid shall, from and after the second such occurrence in any given year, bear interest at a rate (the "Delinquency Rate") equal to three percent (3%) in excess of the Prime Rate as published in the Wall Street Journal, from time to time in effect or, if such rate is in excess of any maximum interest rate permissible under applicable law, the Delinquency Rate shall be the maximum interest rate permitted under applicable law, commencing with the due date and continuing through the day preceding the date on which payment of such delinquent payment with interest thereon is paid.

                                  ARTICLE VIII

                                    MORTGAGES

         8.1 RIGHTS OF MORTGAGE HOLDERS. The word "mortgage" as used herein includes mortgages, deeds of trust or other similar instruments evidencing other voluntary liens or encumbrances, and modifications, consolidations, extensions, renewals, replacements and substitutes thereof. The word "holder" shall mean a mortgagee, and any subsequent holder or holders of a mortgage. Until the holder of a mortgage shall enter and take possession of the Premises for the purpose of foreclosure, such holder shall have only such rights of Landlord as are necessary to preserve the integrity of this Lease as security. Upon entry and taking possession of the Premises for the purpose of foreclosure, such holder shall have all the rights of Landlord. Notwithstanding any other provision of this Lease to the contrary, no such holder of a mortgage shall be liable either as mortgagee or as assignee, to perform, or be liable in damages for failure to perform, any of the obligations of Landlord unless and until such holder shall enter and take possession of the Premises for the purpose of foreclosure, and such holder shall not in any event be liable to perform or for failure to perform the obligations of Landlord under Article 3. Upon entry for the purpose of foreclosure, such holder shall be liable to perform all of the obligations of Landlord (except for the obligations under Article 3), subject to and with the benefit of the provisions of this Lease, provided that a discontinuance of any foreclosure proceeding shall be deemed a conveyance under said provisions to the owner of the equity of the Premises. No Fixed Rent, Additional Rent or any other charge shall be paid more than thirty (30) days prior to the due dates thereof and payments made in violation of this provision shall (except to the extent that such payments are actually received by a mortgagee in possession or in the process of foreclosing its mortgage) be a nullity as against such mortgagee and Tenant shall be liable for the amount of such payments to such mortgagee.

         The covenants and agreements contained in this Lease with respect to the rights, powers and benefits of a holder of a mortgage (including, without limitation, the covenants and agreements contained in this Section 8.1) constitute a continuing offer to any person, corporation or other entity, which by accepting a mortgage subject to this Lease, assumes (i) the obligations herein set forth with respect to such holder and (ii) the obligation to release proceeds for restoration pursuant to Section 6.2, provided that no default by Tenant hereunder has occurred and continues beyond the applicable notice and grace periods and that such proceeds are sufficient for restoration in accordance with Section 6.2. Such holder hereby constitutes a party of this Lease as an obligee hereunder to the same extent as though its name were written hereon as such; and such holder shall be entitled to enforce such provisions in its own name. Tenant agrees on request of Landlord to execute and deliver from time to time any agreement which may be necessary to implement the provisions of this Section 8.1.

         In the event of any act or omission by the Landlord which would give the Tenant the right to terminate this Lease or to claim a partial or total eviction, the Tenant shall not exercise any such right (a) until it shall have given written notice of such act or omission to the holder of any deed of trust or mortgage encumbering the Premises whose name and address shall have been furnished to the Tenant in writing, at the last address so furnished, and (b) until a reasonable period of time for remedying such an act or omission shall have elapsed following the giving of such notice, provided that following the giving of such notice the Landlord or said holder shall, with reasonable diligence, have commenced and continued to remedy such act or omission or to cause the same to be rendered.

         In the event any proceedings are brought for the foreclosure of, or in the event of exercise of the power of sale under, any mortgage or deed of trust now or hereafter encumbering the Premises or any part thereof, Tenant shall agree to and shall attorn to the purchaser upon such foreclosure or sale or upon any grant of a deed in lieu of foreclosure, and recognize such purchaser as the Landlord under this Lease if so requested by such purchaser.

         8.2 SUPERIORITY OF LEASE; OPTION TO SUBORDINATE. Unless Landlord exercises the option set forth below in this Section 8.2, this Lease shall be superior to and shall not be subordinate to any mortgage or other voluntary lien or other encumbrance on the Premises. Landlord shall have the option to subordinate this Lease to any mortgage of the Premises provided that the holder of record thereof enters into an agreement with Tenant by the terms of which such holder will agree (a) to recognize all of the rights of Tenant under this Lease, (b) to perform Landlord's obligations hereunder arising after the date of such holder's acquisition of title as hereinafter described, and (c) to accept Tenant as tenant of the Premises under the terms and conditions of this Lease in the event of acquisition of title by such holder through foreclosure proceedings or otherwise and Tenant will agree to recognize the holder of such mortgage as Landlord in such event, which agreement shall be made expressly to bind and inure to the benefit of the successors and assigns of Tenant and of the holder and upon anyone purchasing said Premises at any foreclosure sale. Tenant and Landlord agree to execute and deliver any appropriate instruments necessary to carry out the agreements contained in this Section 8.2. Landlord represents that as of the date of execution of this Lease, that there is no mortgage on the Premises.


                                   ARTICLE IX

                            MISCELLANEOUS PROVISIONS

         9.1 NOTICES FROM ONE PARTY TO THE OTHER. All notices required or permitted hereunder shall be in writing and addressed, if to the Tenant, at the Original Address of Tenant or such other address as Tenant shall have last designated by notice in writing to Landlord, with a copy to Thermo Electron Corporation, 81 Wyman Street, Waltham, Massachusetts 02254, Attention: General Counsel, and, if to Landlord, at the Original Address of Landlord or such other address as Landlord shall have last designated by notice in writing to Tenant. Any notice shall be deemed duly given three (3) business days after mailing to such address postage prepaid, registered or certified mail, return receipt requested, or when delivered to such address by hand.

         9.2 QUIET ENJOYMENT. Landlord agrees, so long as Tenant is not in default hereunder beyond the expiration of all applicable notice and cure periods, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises during the Term without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord subject, however, to the terms of this Lease.

         9.3 LEASE NOT TO BE RECORDED. Tenant agrees that it will not record this Lease. Both parties shall, upon the request of either, execute and deliver a notice of this Lease in such form, if any, as may be permitted by applicable statute. If this Lease is terminated before the Term Expiration Date, the parties shall execute, deliver and record an instrument acknowledging such fact and the actual date of termination of this Lease, and Tenant hereby appoints Landlord its attorney-in-fact, coupled with an interest, with full power of substitution to execute such instrument for the sole purpose of terminating this Lease of record.

         9.4 BIND AND INURE; LIMITATION OF LANDLORD'S LIABILITY. The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No owner of the Premises shall be liable under this Lease except for breaches of Landlord's obligations occurring while owner of the Premises. The obligation of Landlord shall be binding upon the assets of Landlord which comprise the Premises but not upon other assets of Landlord. No individual partner, trustee, stockholder, officer, director, employee or beneficiary of Landlord shall be personally liable under this Lease and Tenant shall look solely to Landlord's interest in the Premises in pursuit of its remedies upon an event of default hereunder, and the general assets of Landlord and its individual partners, trustees, stockholders, officers, employees or beneficiaries of Landlord shall not be subject to levy, execution or other enforcement procedure for the satisfaction of the remedies of Tenant; provided that the foregoing provisions of this sentence shall not constitute a waiver of any obligation evidenced by this Lease and provided further that the foregoing provisions of this sentence shall not limit the right of Tenant to name Landlord or any individual partner or trustee thereof as party defendant in any action or suit in connection with this Lease so long as no personal money judgment shall be asked for or taken against any individual partner, trustee, stockholder, officer, employee or beneficiary of Landlord.

         9.5 ACTS OF GOD. In any case where either party hereto is required to do, any act, delays caused by or resulting from acts of God, war, civil commotion, fire, flood or other casualty, unusual labor difficulties, unusual shortages of labor, materials or equipment, government regulations, unusually severe weather, or other causes beyond such party's reasonable control shall not be completed, whether such time be designated by a fixed date, a fixed time or a "reasonable time", and such time shall be deemed to be extended by the period of such delay.

         9.6 LANDLORD'S DEFAULT. Landlord shall not be deemed to be in default in performance of any of its obligations hereunder unless it shall fail to perform such obligations and such failure shall continue for a period of thirty (30) days or such additional time as is reasonably required to correct any such default after notice has been given by Tenant to Landlord specifying the nature of Landlord's alleged default, provided Landlord has commenced to cure such default within said thirty (30)-day period and thereafter diligently prosecutes such cure to completion. Tenant shall have no right to terminate this Lease for any default by Landlord hereunder and no right, for any such default, to offset or counterclaim against any rent due hereunder.

         In the event Landlord fails to act to cure any default of which it has been given notice and opportunity to cure as provided in the immediately preceding paragraph, Tenant may cure such default and recover from Landlord for the reasonable costs and expenses incurred by Tenant in curing such default.

         9.7 BROKERS. Each party warrants and represents to the other that it has had no dealings with any broker or agent in connection with this Lease other than the Broker(s) set forth in Article I and covenants to defend with competent and experienced counsel, hold harmless and indemnify the other party from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any broker or agent other than the Broker(s) set forth in Article I with respect to the indemnifying party's dealings in connection with this Lease or the negotiation thereof. The fees and commissions of the Broker(s) set forth in Article I shall be paid by Landlord.

         9.8 APPLICABLE LAW AND CONSTRUCTION. This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. If any term, covenant, condition or provision of this Lease or the application thereof to any person or circumstances shall be declared invalid, or unenforceable by the final ruling of a court of competent jurisdiction having final review, the remaining terms, covenants, conditions and provisions of this Lease and their application to persons or circumstances shall not be affected thereby and shall continue to be enforced and recognized as valid agreements of the parties, and in the place of such invalid or unenforceable provision, there shall be substituted a like, but valid and enforceable provision which comports to the findings of the aforesaid court and most nearly accomplishes the original intention of the parties.

         There are no prior oral or written agreements between Landlord and Tenant affecting this Lease. This Lease may be amended and the provisions hereof may be waived or modified, only by instruments in writing executed by Landlord and Tenant.

         The titles of the several Articles and Sections contained herein are for convenience only and shall not be considered in construing this Lease.

         Unless repugnant to the context, the words "Landlord" and "Tenant" appearing in this Lease shall be construed to mean those named above and their respective heirs, executors, administrators, successors and assigns, and those claiming through or under them respectively. If there be more than one tenant, the obligations imposed by this Lease upon Tenant shall be joint and several.

         9.9 SUBMISSION NOT AN OFFER. The submission of a draft of this Lease or a summary of some or all of its provisions does not constitute an offer to lease or demise the Premises, it being understood and agreed that neither Landlord nor Tenant shall be legally bound with respect to the leasing of the Premises unless and until this Lease has been executed by both Landlord and Tenant and a fully executed copy delivered.

         9.10 EXISTING LEASE. The existing lease dated February 27, 1987 by and between Forge Park Limited Partnership as Landlord whose interest has been assigned to Landlord, and Tenant shall, upon the execution and delivery of this Lease, be terminated effective January 31, 1996 as to all unaccrued obligations of either party.

         9.11 INDEMNIFICATION BY LANDLORD. Subject to Section 9.4 hereof, Landlord shall indemnify, defend with competent and experienced counsel and hold harmless Tenant, its parent, subsidiaries and affiliates, and their respective officers, directors, shareholders and employees, from and against any and all damages, liabilities, actions, causes of action, suits, claims, demands, losses, costs and expenses (including without limitation reasonable attorneys' fees and disbursements and court costs) to the extent arising during the Term hereof from or in connection with the negligence or willful misconduct of Landlord, its agents, employees, representatives or contractors. The provisions of this
Section 9.12 shall survive the expiration or earlier termination of this Lease.

         WITNESS the execution hereof under seal on the day and year first above written.

                                        TENANT:
                                        THERMO INSTRUMENT SYSTEMS INC.


                                        By: /s/ Earl R. Lewis
                                            ------------------------------------
                                            Its: Executive Vice President &
                                                 Chief Operating Officer

                                        LANDLORD:
                                        PRUDENTIAL REALTY ACQUISITION
                                        FUND II LIMITED PARTNERSHIP


                                        By: Prudential Realty Partnerships, Inc.
                                            ------------------------------------
                                            Its: General Partner


                                        By: /s/ Kevin R. Smith
                                            ------------------------------------
                                            Kevin R. Smith, Vice President

                                   EXHIBIT A

                                      AND

                                  EXHIBIT A-1

                            DESCRIPTION OF PREMISES

         Lot 6 on a Plan entitled "Subdivision Plan of Land in Franklin, MA (Norfolk County) Being a Subdivision of Lot 26 shown on Land Court Plan 7594-5 Scale 1 inch = 100 Feet Date: October 31, 1986"

         The portion of such plan showing Lot 6 is attached hereto.

                                     LOT 5
                         UNREGISTERED A=644,526:SQ FT
                           REGISTERED A=173,257:SQ FT
                         -----------------------------
                               TOTAL  A=817,783:SQ FT
                                      A=18774:ACRES

                           N/F
                       JAMES R. ALLEN, THOMAS M. ALPERIN
                    WILLIAM E. BALSINGER, SEYMOUR BASKIN AND
              JOHN P. BOLLIG; TRUSTEES OF FORGE PARK REALTY TRUST




                            [Plot Plan of Property]

                                  EXHIBIT A-2


1.       Terms and provisions of Forge Park Covenants and Restrictions.

2. Slope easement for the benefit of Ten Forge Park as shown on Exhibit A-1.

3. Future creation of a 12 foot sewer and utility easement along the Westerly side of locus and 20 foot sewer and utility easement along the Easterly side of locus.

4. Easement granted by said Trustees to New England Telephone and Telegraph Company filed with said Registry District as Document No. 501367 on September 17, 1986, recorded with said Deeds as Instrument
         No. 106968 (Book      , Page      ).

5. Order of Land Court to approve submission of definitive subdivision plan, Case No. 7594-S dated February 12, 1987, filed with said Registry District on February 20, 1987 as Document No. 514581.

                                   EXHIBIT C

                     FORGE PARK COVENANTS AND RESTRICTIONS

                           COVENANTS AND RESTRICTIONS
                    TO BE SET FORTH IN DEED OF THE PREMISES

         The premises are conveyed subject to the following restrictions hereby imposed for the exclusive benefit of the Grantors and their successors in trust as owners of the benefitted land hereinafter described and of such of those successors in title to any portions of the benefitted land, if any, to whom the right to enforce these restrictions may hereafter be expressly granted of record:

    1.   DESIGN REVIEW AND APPROVAL
         In order to achieve continuity and compatibility of architecture, landscaping, and site development, all plans pertaining to building and site design (including layout, parking capacity, landscaping, drainage, utilities, lighting, signs, and subsequent alterations and additions) are subject to review and prior written approval by the Grantors or such successors. Such plans shall conform to master development plans for Forge Park (master drainage, definitive subdivision, and utility infrastructure plans) except with written consent from the Grantors or such successors.

         The design review process is intended to facilitate the development and coordination of building plans in addition to the enforcement of these protective restrictions. All plans will be reviewed by the Grantors or such successors within thirty (30) days from submission. Upon completion of construction in accordance with approved plans, the Grantors or such successors, upon request, shall execute an instrument in recordable form approving such construction.

    2.   USES ALLOWED
         No uses will be made of the premises except for the purposes of office, light industry, manufacturing, research and development, warehousing and distribution, hotel, conference/educational training, child care, fitness, telecommunications transmission, and limited retail uses in compliance with the local zoning by-laws and regulations. Any other uses must be approved by the Grantors or such successors. No use shall be offensive to the neighborhood by reason of odor, fumes, dust, smoke, noise or pollution, nor hazardous by reason of danger of fire, explosion, or improper use and storage of hazardous waste materials.

    3.   DEVELOPMENT DENSITY
         Minimum setbacks for buildings shall be fifty (50) feet from all street lines; thirty (30) feet from side property lines; and thirty (30) feet from rear property lines. Front yard (50 foot setback) shall be maintained as a 75% landscaped area with only paved driveways and sidewalks allowed. For side and rear yards, fifteen (15) foot setback lines will be maintained as landscaped areas with the exception of 25% of such area allowed for paved driveways and sidewalks. Minimum fifty
         (50) foot setback and landscaped areas will be maintained for land abutting residentially zoned property.

    5.   BUILDING EXTERIOR
         To maintain a quality standard of construction and appearance, the exterior walls of each building are to be constructed of brick, architectural concrete block, architectural pre-cast concrete, procelain enamel or similar metal panels, or other comparable material approved by the Grantor or such successors. Building roofs will be flat, with a slope of no more than one foot per twenty-four (24) lineal feet. All rooftop structures or equipment shall be screened, so as not to be visible from public view. With approval of the Grantors or such successors, the requirement of screening may be waived if rooftop equipment is organized in a consistent pattern and painted a uniform color so as to present an inoffensive roofscape. All equipment mounted at grade shall be architecturally related to its surroundings and screened with landscaping or approved fencing material.

    6.   LOADING DOCKS
         Loading docks will not be permitted to face any street or primary access roadways within Forge Park. Where necessary, structural buffers and/or landscaping shall be provided to screen loading areas from public view.

    7.   PARKING AREAS
         Parking areas shall be surfaced with bituminous concrete, concrete, brick, or approved equal. Curbing will be provided to control drainage runoff from parking areas. Type VB vertical granite curb will be provided at curb cuts on the public way. No on-street parking will be permitted. Parking of vehicles shall only be permitted on paved areas.

    8.   OPEN STORAGE
         Open storage shall be permitted provided such storage is located to the rear of the front line of the principal building, shall not exceed fourteen (14) feet in height and shall be screened from public view by substantial means, such as an ornamental wall or approved fencing erected in such a way as not to make the exterior appearance of the building or views from adjacent buildings unacceptable. Plans for open storage will be submitted for approval by the Grantors or such successors.

    9.   LIGHTING
         Walkways and parking areas shall be adequately lighted. No exterior lighting shall be mounted higher than twenty-five (25) feet above finished grade, and lighting sources shall be shielded to prevent excessive glare. Building mounted lighting is not permitted for illumination of yards to the front and street side of buildings. Properties adjacent to residential areas will design lighting plans in order to minimize lighting impact and glare on residential areas. In all cases, lighting shall not spill beyond site boundaries. Lighting source shall be metal halide, fluorescent, incandescent, or mercury vapor.

    10.  UTILITY SERVICE LINES
         All utility service lines shall be placed underground.

    11.  SIGNAGE
         The purpose of signage standard is to ensure a consistency of park signage and enhance the visual unity and clarity of the park environment. Building/site identification signs must conform to park standards. All signs within individual sites shall be internally consistent. All signs will be reviewed for approval by the Grantors or their successors.

                  ATTACHED TO STRUCTURES
                  Signs shall not extend above the roof line of the structure or wall to which the sign is attached. The area of the sign will be no greater than twenty percent (20%) of the exterior wall area. The height of the letters will be limited to five (5) feet. Signs shall not extend greater than eighteen (18) inches from the building wall.

                  FREE STANDING SIGNS
                  Free standing signs may be used for business identification, directional purposes and traffic control. Signs shall be limited to ten (10) feet in height and sixty (60) square feet. Where possible, such signs shall be coordinated with park signed system standards.

                  ILLUMINATION
                  Illuminating signs must be restrained in order not to detract from the aesthetics of the park. Flashing and moving signs are not permitted.

                  DIRECTIONAL SIGNS
                  All signs employed for directional purposes (i.e., parking, shipping, and receiving, etc.) shall be no greater than four
                  (4) square feet and shall be installed no closer than twenty-five (25) feet inside of public right of way lines.

    12.  BUILDING MAINTENANCE
         Reasonable care shall be taken to maintain all structures, landscaping, and site improvements in accordance with their condition as of the completion of construction. In the event there is a partial or total destruction of a structure or other improvements, the owner of the structure shall commence and proceed as soon as practicable, but in no case later than six (6) months after the event, either: (1) to rebuild the damaged structure and/or improvements, or (2) to demolish the damaged structure and/or improvements and to restore the premises as much as practicable to their condition prior to construction.

    13.  CONDITION OF PREMISES
         If property is unimproved, grass and weeds must be kept cut below ten
         (10) inches. If property is improved, it must be landscaped within six
         (6) months upon completion of construction (or no later than is practicable based on weather and growing conditions) according to a plan approved by the Grantors or such successors. Landscaping shall be designed to provide a park-like setting for the buildings and to screen parking, loading, and road areas. Minimum standards for trees include: street trees 2 inches caliper, evergreen trees 4 feet - 6 feet height, and deciduous ornamental and screening trees 2 inches caliper.

         All grounds will be maintained in first-class condition suitable to a quality industrial park. If, in the opinion of the Grantors or such successors, property is poorly maintained, and after thirty (30) days prior notice to the owner, the Grantors or their successors reserve the right to enter upon the premises and to maintain the same in proper condition at the owner's expense.

    14. The premises shall not be subdivided without the express approval of the Grantors or such successors.

         These restrictions shall remain in effect until January 1, 2017 and may be extended for successive periods of twenty (20) years each pursuant to General Laws, Chapter 184, Section 27, as the same may be amended.

         Approvals may be given, and these restrictions waived in particular respects, only by an instrument in writing signed by the Grantors or their successors in trust, as long as they are owners of any portion of the benefitted land hereinafter referred to, or their successors in title to whom the exclusive benefit of these restrictions may hereafter have been expressly granted of record, or by any agent to whom authority therefor may have been delegated by the Grantors or such successors by instrument duly recorded, and such instrument, whether or not recorded, shall be binding on all persons succeeding to the benefit of these restrictions. The completion for more than six (6) months of any construction, other than exterior signs, driveways, parking areas, grading and landscaping, shall be conclusive evidence of approval or waiver unless suit for enforcement has been theretofore commenced and notice thereof theretofore recorded appropriately to affect the record title to the premises and any such construction may be repaired or replaced in case of damage or destruction. No owner shall be responsible except for violations occurring on his land while owner.

         No general or common scheme shall be implied in favor of the owned premises nor shall the Grantors be under any duty or obligation to enforce any restrictions which may be imposed on other premises within Forge Park.

         The Grantors benefitted land consists of the registered and unregistered land in Franklin, Norfolk County, Massachusetts owned by the Grantors shown on a plan entitled: "Plan of Land in Franklin, Mass.", dated October 30, 1980, by Schofield Brothers, Inc. recorded with the Norfolk Registry of Deeds in Plan Book 286 as Plan No. 1071 of 1980.

                               ASSIGNMENT OF LEASE


     This ASSIGNMENT (this "Assignment") is made as of the 30th day of August, 1996, by and between Prudential Realty Acquisition Fund II Limited Partnership, a Delaware limited partnership having a principal place of business at 751 Broad Street, Newark, New Jersey ("Seller"), and MGI 8 Forge Park, Inc., a Massachusetts corporation having a principal place of business at c/o MGI PROPERTIES, One Winthrop Square, Boston, Massachusetts 02110 ("Buyer").

     Buyer is today purchasing from Seller the land, with buildings and improvements thereon, known as 8 Forge Park, Franklin, Massachusetts, more particularly described in EXHIBIT A attached hereto (the "Premises"). In consideration of such purchase and the conveyance of the Premises by Seller and other valuable consideration, the receipt and sufficiency of which are mutually acknowledged, the parties agree as set forth below.

     Seller hereby assigns to Buyer, without recourse, all of Seller's right, title and interest as landlord in the lease dated February 1, 1996, by and between Seller as landlord and Thermo Instrument Systems, Inc. as tenant (the "Lease"); and as owner of the Premises in all licenses, permits and approvals of governmental authorities with respect to the Premises (the "Permits"), with respect to the period from and after the date of this Assignment. Buyer hereby accepts the foregoing assignment and assumes and agrees to perform all obligations of the landlord under the Lease and all obligations of the owner of the Premises under the Permits, with respect to the period from and after the date of this Assignment.

     Seller makes no representation or warranty whatsoever with respect to the Lease and Permits.

     Seller hereby agrees to indemnify the Buyer against and hold the Buyer harmless from all costs, claims, and liabilities of the landlord under the Lease arising with respect to the period prior to the date of this Assignment, and the Buyer hereby agrees to indemnify the Seller against and hold the Seller harmless from all costs, claims, and liabilities of the landlord under the Lease arising with respect to the period from and after the date of this Assignment.


                  [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the Buyer and the Seller have caused this Assignment to be executed under seal by their duly authorized representatives as of the day and year first above written.

                                       SELLER

                                       PRUDENTIAL REALTY ACQUISITION
                                       FUND II LIMITED PARTNERSHIP

                                       PRUDENTIAL REALTY
                                       PARTNERSHIP, INC., its General Partner



                                       By: /s/ Gary H. Picone
                                           -----------------------------------
                                           Name: Gary H. Picone
                                           Title: Vice President


                                       BUYER



                                       By: /s/ Karl W. Waller
                                           -----------------------------------
                                           Name: Karl W. Waller
                                           Title: SVP






                                       -2-